UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                          -----------------------

                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934

                          -----------------------

             Date of Report (Date of earliest event reported):
                              December 5, 2001


                     HAYES LEMMERZ INTERNATIONAL, INC.
 -----------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


           Delaware                      1-11592                 13-3384636
     --------------------         --------------------       -----------------
State or other jurisdiction       Commission File Number       IRS Employer
    of Incorporation                                         Identification No.



             15300 Centennial Drive, Northville, Michigan 48167
              -----------------------------------------------
                  (Address of Principal Executive Offices)


                               (734) 737-5000
                       ------------------------------
                      (Registrant's telephone number,
                            including area code)





Item 3. Bankruptcy or Receivership.

         On December 5, 2001, Hayes Lemmerz International, Inc. (the "Company"), certain of its affiliates and certain of its direct and indirect subsidiaries filed voluntary petitions under chapter 11 of title 11, United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (Case Nos. 01-11490, 01-11493, 01-11495, 01-11498, 01-11500, 01-11502, 01-11504 through
01-11511, 01-11513, 01-11516 through 01-11521, 01-11523 through 01-11533.
The Company and its subsidiaries remain in possession of their assets and properties, and continue to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

         The Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing the chapter 11 filing.


Item 7. Financial Statements and Exhibits

     (c)  Exhibits

          Exhibit No.                 Exhibit

           99.1                       Press release of the Company dated
                                      December 5,  2001.






                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  December 5, 2001                  HAYES LEMMERZ INTERNATIONAL, INC.


                                          By   /s/ William D. Shovers
                                             --------------------------------
                                               William D. Shovers
                                               Vice President - Finance







                                                                 EXHIBIT 99.1


                                              Marika Diamond
                                              Hayes Lemmerz International, Inc.
                                              (734) 737-5162


FOR IMMEDIATE RELEASE

    Hayes Lemmerz International Files Voluntary Chapter 11 Petitions To
       Restructure Its Debt and Strengthen Its Competitive Position

Company Receives Commitment for Up to $200 million in DIP Financing; Action Affects Only Company's Operations in United States

NORTHVILLE, Mich., Dec. 5 /PRNewswire/ -- Hayes Lemmerz International, Inc., (NYSE: HAZ - news), a leading global supplier of automotive and commercial highway wheels, brakes, powertrain, suspension, structural and other lightweight components, announced today that it and its direct and indirect domestic subsidiaries and one subsidiary in Mexico have filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code, to reduce their debt and strengthen their competitive position.

The Company has received commitments for up to $200 million in debtor-in-possession (DIP) financing from a group of lenders led by CIBC World Markets Corp. that will be used to fund post-petition operating expenses and to meet supplier and employee obligations.

"The Chapter 11 filings were precipitated by declining market conditions and the Company's excessive debt burdens," said Curtis Clawson, chairman and chief executive officer. "This step will give us the flexibility to reduce our debt and restructure our balance sheet. We fully expect to emerge from Chapter 11 as a stronger, more competitive company than we are today."

"The overburdened debt structure arose from a number of recent developments, including a slow down in industry demand, a more challenging operating environment, and a series of cash acquisitions," Mr. Clawson added.

International Operations Excluded From Filing and Remain Strong

None of the Company's operations outside the U.S., with the exception of the Nuevo Laredo plant in Mexico, are included in the filing. There should be no impact on the ability of non-U.S. entities to continue to meet the needs of their customers and employees, and their financial obligations to their vendors and other creditors. The Company's joint ventures (in Portugal, Mexico, and Turkey) are also not included in the filings.

"Our operations outside North America are stronger than ever. For example, we have increased capacity at our aluminum wheel facility in the Czech Republic, to meet strong demand," Mr. Clawson said. "Once the restructuring is complete, our international operations should be in an even stronger competitive position, because any uncertainties related to the parent company's financial situation will have been resolved."

Company Will Fulfill Customer and Employee Obligations

Mr. Clawson stressed that the Company expects that the restructuring process generally will have no impact on the Company's abilities to fulfill its obligations to its employees or to its worldwide customer base. "During the restructuring period and beyond, we will continue to operate as one of the world's leading automotive suppliers. We remain committed to providing the highest quality products and services, as our customers expect. Furthermore, we fully expect that our major vendors and customers will support the steps taken today as part of our program to remain one of the premier automotive suppliers. Vendors will be paid for all supplies furnished and services rendered after the filing date."

"With our DIP financing and the protections provided under Chapter 11 for post-petition purchases, we are confident our suppliers and customers will continue to support us while we complete our restructuring. Moving forward, we will continue to service our existing customers, renew current contracts and develop new business," Mr. Clawson said.

Through "first day" motions, the Company has requested that the Court authorize certain actions, including entering into the DIP financing arrangement, continuing wages and benefits to employees without interruption, and permitting the Company to pay certain pre-petition obligations to various businesses that are integral to the Company's operations including shippers.

However, during the restructuring period, no principal payments will be paid on indebtedness incurred prior to the filing until a proposed plan of reorganization defining the payment terms has been prepared by the Company and approved by the Court.

Operational and Management Changes at the Company

While the Chapter 11 filing is intended to resolve the Company's balance sheet problem, Hayes Lemmerz has also been working to improve its operations. "Our recent actions to improve operational efficiencies prior to the filing have included major changes in our management team, an 11 percent reduction in salaried work force in our North American operations, additional early retirements, and closure of two under-utilized manufacturing plants," said Mr. Clawson. "We will continue to aggressively improve our operations so that we have the most satisfied customers, the lowest costs, and the best people in the industry. This restructuring plan is a necessary step toward these goals."

In addition to Mr. Clawson, who was named chairman and CEO in August, new senior management at the Company include a new chief financial officer, a president of the recently formed North American Wheels Business Unit (a new position), a new president of the Suspension Components Business Unit, a new president of the Commercial Highway and Aftermarket Services Division, a vice president of Industry Relations (a new position), and a corporate vice president of materials and logistics (a new position).

The previously announced plant closures involve facilities at Petersburg, MI, and Bowling Green, KY. Additional plant closures may be necessary to ensure operational efficiency. "Although Hayes Lemmerz has experienced operational problems at some facilities, our new management team is aggressively addressing those issues. We are confident that our financial restructuring will enhance the underlying strength of our global operations that have made us the market leader," Mr. Clawson said.

"Since the recruitment of a new management team, starting with my appointment in August, we have been hard at work identifying and taking action on several business and financial opportunities," according to Mr. Clawson.

The Company also noted that it has begun implementing several additional initiatives to improve operating efficiencies. These initiatives include: centralizing core functions such as engineering, purchasing and finance; increasing plant productivity by examining ways to reduce all forms of waste and rationalizing capacity in the plants; and building a top-grade team of the industry's most talented and dedicated employees. The Company is confident that these initiatives will ensure its long-term viability.

Court Filing and Procedural Information

The entities included in the filing are: Hayes Lemmerz International, Inc., Hayes Lemmerz International - California, Inc., Hayes Lemmerz International
- Georgia, Inc., Hayes Lemmerz International - Homer, Inc., Hayes Lemmerz International - Howell, Inc., Hayes Lemmerz International - Huntington, Inc., Hayes Lemmerz International - Kentucky, Inc., Hayes Lemmerz International - Mexico, Inc., Hayes Lemmerz International - Ohio, Inc., Hayes Lemmerz International - Texas, Inc., Hayes Lemmerz Funding Company, LLC, Hayes Lemmerz Funding Corporation, HLI (Europe), Ltd., HLI Netherlands Holdings, Inc., Hayes Lemmerz International - CMI, Inc., Hayes Lemmerz International - Bristol, Inc., Hayes Lemmerz International - Cadillac, Inc., Hayes Lemmerz International - Equipment & Engineering, Inc., Hayes Lemmerz International - Laredo, Inc., Hayes Lemmerz International - Montague, Inc., Hayes Lemmerz International - PCA, Inc., Hayes Lemmerz International - Petersburg, Inc., Hayes Lemmerz International - Southfield, Inc., Hayes Lemmerz International - Technical Center, Inc., Hayes Lemmerz International - Transportation, Inc., Hayes Lemmerz International - Wabash, Inc., HLI - Summerfield Realty Corp., HLI Realty, Inc., Hayes Lemmerz International Import, Inc., CMI - Quaker Alloy, Inc., HLI Ventures, Inc., Industrias Fronterizas HLI, S.A. de C.V.

The Company's non-U.S. entities, which are not included in the filing, are as follows: Hayes Lemmerz International - Frenos, S.A. de C.V., Motor Wheel Corporation of Canada, Ltd., EMAC R&D Corporation, Hayes Lemmerz Mexico, S.A. de C.V., CMI - Europe Netherlands Holdings B.V., Hayes Lemmerz, S.p.A., Hayes Lemmerz Barcelona, S.A., Hayes Lemmerz Autokola, a.s., Hayes Lemmerz, Alukola, s.r.o., HL Holdings B.V., Hayes Lemmerz Holding GmbH, Hayes Lemmerz Hungary Consulting Limited Liability Company, Hayes Lemmerz Werke GmbH, Metaalgieterij Giesen Holding B.V., Metaalgieterij Giesen B.V., Metaal Industrie Bergen B.V., Hayes Lemmerz Manresa, SPRL, Hayes Lemmerz Werke Wohnungsbaugesellschaft mbH, Hayes Lemmerz Schenk GmbH, Hayes Lemmerz System Service GmbH, Hayes Lemmerz System Services N.V., Hayes Lemmerz Systems Services CR, s.r.o., Hayes Lemmerz Belgie, B.V.B.A., Hayes Lemmerz Comerico e Participacoes SRL, Hayes Lemmerz- Inci-Jant Sanayi, A.S., Borlem S.A. Empreendimentos Industrias, Borlem Alumino Ltda., Kalyani Lemmerz Limited, Automotive Overseas Investments (Proprietary) Limited, Siam Lemmerz Co., Ltd., Hayes Lemmerz Japan, Ltd., Hayes Lemmerz Fabricated Holdings B.V., Hayes Lemmerz Siam Co., Ltd., N.F Die Casting (Proprietary) Ltd., Vicbank Investments (Proprietary) Ltd., Dotz Wheels GmbH, and certain other entities.

The voluntary petitions were filed in the U.S. Bankruptcy Court for the District of Delaware, in Wilmington.

Hayes Lemmerz common stock is listed on the New York Stock Exchange (NYSE:
HAZ - news). Whether the stock will continue to trade on the NYSE following the Company's Chapter 11 filing is entirely at the discretion of the NYSE, the Company said.

More information about Hayes Lemmerz is available on the Internet at http://www.hayes-lemmerz.com . A detailed history of the Company, including its acquisitions since being founded in 1908, is available at http://www.hayes-lemmerz.com/about/html/history.html .

Hayes Lemmerz International, Inc. is one of the world's leading global suppliers of automotive and commercial highway wheels, brakes, powertrain, suspension, structural and other lightweight components. The Company has 46 facilities and 3 joint ventures and 14,000 employees worldwide. Of the total, 22 plants in the United States and one plant in Nuevo Laredo, Mexico are included in the Chapter 11 filings.

This press release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations and beliefs concerning future events that involve risks and uncertainties which could cause actual results to differ materially from those currently anticipated. All statements other than statements of historical facts included in this release are forward looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include information in previously filed Securities Exchange Act reports. Consequently, all of the forward looking statements made in this press release are qualified by these and other factors, risks and uncertainties.